Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-35860 on Form S-8 of our report dated July 15, 2008, relating to the financial statements and supplemental schedule of Crane Co. Union Savings and Investment Plan appearing in this Annual Report on Form 11-K of the Crane Co. Union Savings and Investment Plan for the year ended December 31, 2007.

/s/ Deloitte & Touche LLP
Stamford, CT

July 15, 2008

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